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                                                                       Exhibit 5



                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                            New York, New York 10022





                                  June 12, 1997







Polo Ralph Lauren Corporation
650 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by Polo Ralph Lauren Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), which relates to the 10,000,000 shares (the "Option Shares") of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company to be issued pursuant to the Polo Ralph Lauren Corporation 1997 Long-Term Incentive Plan (the "Option Plan") and the 500,000 shares (the "Director Shares") of Class A Common Stock of the Company to be
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Polo Ralph Lauren Corporation                                                 2





issued pursuant to the Polo Ralph Lauren Corporation 1997 Stock Option Plan for Non-Employee Directors (the "Director Plan"), we have been requested by the Company to render this opinion as to the legality of the Option Shares and the Director Shares.

                  In this connection, we have examined originals or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Option Plan, (iii) the Director Plan, (iv) the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company, each as amended to date, and (v) all such corporate records of the Company and all such other documents as we have considered necessary in order to form a basis for the opinion hereinafter expressed. In our examination of documents, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the aforesaid documents. As to certain matters of fact, we have relied on representations, statements or certificates of officers of the Company and of public authorities.

                  Based on the foregoing, and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that (i) the Option Shares have been
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Polo Ralph Lauren Corporation                                                 3





duly authorized for issuance and that such Option Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Option Plan, will be validly issued, fully paid and nonassessable, and (ii) the Director Shares have been duly authorized for issuance and that such Director Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the Director Plan, will be validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is also rendered only with respect to the laws and the rules, regulations and orders thereunder, which are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.

                                   Very truly yours,


                        /s/ Paul, Weiss, Rifkind, Wharton & Garrison
                          PAUL, WEISS, RIFKIND, WHARTON & GARRISON